                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     IDS/JONES GROWTH PARTNERS 87-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
    (2) Aggregate number of securities to which transaction applies: 164,178
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $30,900,000 sales price that is to be paid to IDS/Jones Growth Partners 87-A, Ltd. in connection with the transaction that is the subject of the proxy solicitation.
    (4) Proposed maximum aggregate value of the transaction: $30,900,000
    (5) Total fee paid: $6,180

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

NOTICE OF VOTE OF THE LIMITED PARTNERS OF IDS/JONES GROWTH PARTNERS 87-A, LTD.

To the Limited Partners of IDS/Jones Growth Partners 87-A, Ltd.:

  A special vote of the limited partners of IDS/Jones Growth Partners 87-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Cable Corporation, the managing general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to an unaffiliated third party, of the Partnership's cable television system serving the community of Roseville and certain portions of unincorporated Placer County, all in the state of California (the "Roseville System"), for $30,900,000 in cash, subject to normal working capital closing adjustments that may have the effect of increasing or reducing the purchase price by a non-material amount. Information relating to this matter is set forth in the accompanying proxy statement.

  If the limited partners approve the proposed sale of the Roseville System and if the transaction is closed, the Partnership will distribute the net sale proceeds to its limited partners of record as of the closing date, and it is estimated that the Partnership will distribute to the limited partners $116 for each $250 limited partnership interest, or $466 for each $1,000 invested in the Partnership. Distributions will be net of California non-resident withholding, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record. Once the distribution of the net proceeds from the sale of the Roseville System has been made, limited partners will have received a total of $299 for each $250 limited partnership interest, or $1,197 for each $1,000 invested in the Partnership, taking into account the prior distribution to limited partners made in 1996.

  Only limited partners of record at the close of business on May 30, 1997 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Partnership's Roseville System are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Roseville System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the managing general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Roseville System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Roseville System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Cable Corporation, as managing general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                    JONES CABLE CORPORATION
                                    Managing General Partner

                                    [SIGNATURE OF ELIZABETH STEELE APPEARS HERE]
                                    Elizabeth M. Steele
                                    Secretary

Dated: June 16, 1997

                [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                    OF IDS/JONES GROWTH PARTNERS 87-A, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of IDS/Jones Growth Partners 87-A, Ltd. (the "Partnership") by Jones Cable Corporation, the managing general partner of the Partnership (the "Managing General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television system serving the community of Roseville and certain portions of unincorporated Placer County, all in the state of California (the "Roseville System") for $30,900,000 in cash, subject to normal working capital closing adjustments, to Roseville Cable Company, a California corporation (the "Purchaser"). The Partnership's supervising general partner is IDS Cable Corporation (the "Supervising General Partner") and the Managing General Partner and the Supervising General Partner are referred to in this Proxy Statement collectively as the "General Partners." The Purchaser is not affiliated with the Partnership or with either of the General Partners.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the Managing General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is July 31, 1997, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date that the Managing General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The Managing General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by July 31, 1997. If the Managing General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $250 of capital contributed to the Partnership.

  As of May 30, 1997, the Partnership had 164,178 limited partnership interests outstanding, held by approximately 6,342 persons. There is no established trading market for such interests. To the best of the Managing General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. The Managing General Partner owns 200 limited partnership interests and the Supervising General Partner owns 100 limited partnership interests. In addition, IDS Management Corporation, an affiliate of the Supervising General Partner, owns 564 limited partnership interests. These limited partnership interests owned by the General Partners and IDS Management Corporation will be voted in favor of the sale of the Roseville System to the Purchaser. Lori J. Larson, the President and a director of the Supervising General Partner, owns 21 limited partnership interests and she intends to vote her interests in favor of the sale of the Roseville System to the Purchaser. No other officers or directors of the General Partners own any limited partnership interests. Only limited partners of record at the close of business on May 30, 1997 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Roseville System, the Partnership will pay all of its indebtedness, which totalled approximately $9,850,000 at March 31, 1997, and brokerage fees totalling $772,500 to affiliates of the General Partners, and then the Partnership will distribute the net sale proceeds to its limited partners of record as of the closing date. Because $1,550,000 of the sale proceeds will remain in escrow for one year following the closing date, this portion of the net sale proceeds will not be distributed to limited partners until 1998, if at all. Because limited partners will not receive distributions in an amount equal to 125 percent of the capital initially contributed to the Partnership by the limited partners, the General Partners will not receive any of the net proceeds from the Roseville System's sale. Based upon pro forma financial information as of March 31, 1997, as a result of the Roseville System's sale, the limited partners of the Partnership, as a group, will receive approximately $19,116,054. Limited partners will receive $116 for each $250 limited partnership interest, or $466 for each $1,000 invested in the Partnership, from the net proceeds of the Roseville System's sale. Distributions will be net of California non-resident withholding, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record. See "Federal Income Tax Consequences." Once the net proceeds from the sale of the Roseville System have been distributed to the limited partners, the limited partners will have received a total of $299 for each $250 limited partnership interest, or $1,197 for each $1,000 invested in the Partnership, taking into account the prior distribution to limited partners made in 1996.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Roseville System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the Managing General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Roseville System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Roseville System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Boards of Directors of the General Partners have approved the proposed sale of the Roseville System and the General Partners recommend approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is June 16, 1997.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to obtain equity build-up through debt reduction; and to generate tax losses that could be utilized to offset passive income. It has been contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partners determined that the Partnership's investment objectives had substantially been achieved.

  The Partnership was formed in September 1987 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Since its formation, the Partnership has engaged primarily in the ownership and operation of the Roseville System and the cable television system serving areas in and around Carmel, Indiana (the "Carmel System"). The Carmel System was sold in February 1996 to an affiliate of the Managing General Partner for a sales price of $44,235,333, which price represented the average of three separate, independent appraisals of the fair market value of the Carmel System. A portion of the sale proceeds, $14,235,333, was used to reduce Partnership debt, and the remainder of the sale proceeds, $30,000,000, was distributed to the limited partners of the Partnership in April 1996. The distribution of the net proceeds from the sale of the Carmel System resulted in the Partnership's limited partners receiving a return of $183 for each $250 limited partnership interest, or $731 for each $1,000 invested in the Partnership. No vote of the limited partners of the Partnership was required in connection with the sale of the Carmel System because the assets of the Carmel System did not constitute all or substantially all of the Partnership's assets. The Supervising General Partner consented to the timing of the sale of the Carmel System and participated in the selection of the firms that conducted the appraisals of the Carmel System.

  The purpose of the sale of the Roseville System, from the Partnership's perspective, is to attain the Partnership's primary investment objective, i.e., to convert the Partnership's capital appreciation in the Roseville System to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Partnership, and the remaining sale proceeds will be distributed to the limited partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Roseville System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Roseville System.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Roseville System represents all of the Partnership's remaining assets, the proposed sale of the Roseville System to the Purchaser is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of an asset purchase agreement dated as of October 14, 1996, as amended (the "Purchase and Sale Agreement") by and between the Partnership and the Purchaser, the Partnership has agreed to sell the Roseville System to the Purchaser for a sales price of $30,900,000, subject to normal working capital closing adjustments. The Purchaser, Roseville Cable Company, is a California corporation headquartered at 211 Lincoln Street, Roseville, California 95678. The Purchaser is not affiliated with the Partnership or with either of the General Partners. The Partnership has been informed that the Purchaser intends to finance its acquisition of the Roseville System through cash on hand.

THE CLOSING

  The closing of the sale will occur on the first occurrence of the last business day of a calendar month after all of the closing conditions set forth in the Purchase and Sale Agreement have been satisfied or waived. It is anticipated that the closing will occur during the second half of 1997. Because the closing is conditioned upon, among other things, the approval of the limited partners and the receipt of material third party consents necessary for the transfer of the Roseville System to the Purchaser, there can be no assurance that the proposed sale will occur. If all conditions precedent to the Purchaser's obligation to close are not satisfied or waived by September 30, 1997, either party may terminate the Purchase and Sale Agreement and its obligations thereunder by giving notice thereof to the other party. It is unlikely that the Purchaser would waive any material condition precedent to its obligation to close or that the Partnership would choose to close the sale unless all material third party consents necessary for the transfer of the Roseville System to the Purchaser had been obtained. The Managing General Partner expects that the Partnership and the Purchaser would mutually agree to extend the closing date beyond September 30, 1997 if certain of the material third party consents necessary for the transfer of the Roseville System (e.g., the approval of the Department of Justice) have not yet been obtained by that date. See "Conditions to Closing" for a description and the status of the material third party consents necessary for the transfer of the Roseville System to the Purchaser.

THE ROSEVILLE SYSTEM

  The assets to be acquired by the Purchaser consist primarily of the tangible and intangible assets of the Roseville System. The Roseville System was purchased by the Partnership in April 1988 for an aggregate purchase price of $20,363,000.

  At the date of acquisition in April 1988, the Roseville System served approximately 7,600 basic subscribers using cable plant passing approximately 13,000 homes. As of March 31, 1997, the Roseville System served approximately 18,100 basic subscribers using cable plant passing approximately 23,000 homes.

  The Purchaser will purchase all of the tangible assets of the Roseville System that are leased or owned by the Partnership and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. The Purchaser also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the Roseville System's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies, and any federal, state or local income or other tax refunds to which the Partnership may be entitled.

SALES PRICE

  Subject to the adjustments described below, the sales price for the Roseville System is $30,900,000. The sales price will be reduced if at closing the number of basic subscribers is less than 16,800 (the "Subscriber Threshold"), or if the Roseville System's 1996 annualized gross revenues are less than $7,175,120 (the "Revenues Threshold"). The sales price reduction is to be the greater of (i) the product of $1,845 multiplied by the number of basic subscribers on the closing date less than the Subscriber Threshold or
(ii) the product of 2.15 and the amount by which 1996 annualized gross revenues are less than the Revenues Threshold. If on the closing date the number of basic subscribers exceeds the Subscriber Threshold or the Roseville System's 1996 annualized gross revenues exceed the Revenues Threshold, then the sales price reduction described above is to be offset by the amount of the overage of the pertinent threshold. If on the closing date the number of basic subscribers exceeds the Subscriber Threshold and the Roseville System's 1996 annualized gross revenues exceed the Revenues Threshold, then the sales price is to be increased by the product of (i) 2.15 and (ii) the excess of 1996 annualized gross revenues over the Revenues Threshold, but in no event is such increase in the sales price permitted to be greater than $2,000,000. Based upon year end financial information, the Roseville System's 1996 annualized gross revenues were $7,213,953, meaning that the Roseville System's 1996 annualized gross revenues exceeded the Revenues Threshold. The Managing General Partner also expects that the Subscriber Threshold will be exceeded at closing. As a result, the sales price should be increased by the product of
(i) 2.15 and (ii) $38,833 (the excess of 1996 annualized gross revenues over the Revenues Threshold), or by approximately $83,500, or less than 1% of the $30,900,000 sales price.

  In addition, prorations will be made at closing to reflect the principle that all liabilities, expenses and income attributable to the Roseville System for the period on and prior to the closing date are for the account of the Partnership and all liabilities, expenses and income attributable to the Roseville System for the period subsequent to the closing date are for the account of the Purchaser. Subscriber and other revenue represented by accounts receivable shall be prorated for the account of the Partnership to the extent that such accounts receivable have been outstanding less than 61 days as of the closing date and the aggregate amount of such accounts receivable will be reduced by 5%. Other items to be prorated will include copyright, pole attachment and other fees or charges arising under any of the Roseville System's franchises and contracts, all real and personal property taxes levied or assessed against the assets of the Roseville System and all assessments and excise taxes payable with regard to cable television services and related sales to subscribers to the system, rents, utilities and similar recurring expenses, wages, salaries, payroll taxes (other than withholding taxes) and fringe benefits of employees who continue in the employ of the Purchaser after the closing date, accrued vacation of such employees and any income or expense under any contract assumed by the Purchaser. All advance payments to, or monies of, third parties on deposit with the Partnership relating to the Roseville System including without limitation advanced payments and deposits by subscribers for converters, encoders, cable television services or related sales, will be retained by the Partnership and credited to the account of the Purchaser. The Managing General Partner believes that these closing adjustments will neither increase nor decrease the purchase price by a material amount. Please see Note 3 of the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the estimated closing adjustments.

INDEMNITY ESCROW

  For a period of one year following the closing date, $1,550,000 of the sale proceeds will remain in escrow as security for the Partnership's agreement to indemnify the Purchaser under the Purchase and Sale Agreement. Pursuant to the terms of the Purchase and Sale Agreement, the Partnership has agreed to indemnify the Purchaser from and against all liabilities, claims, actions, judgments, assessments, taxes, charges, fines, debts, costs or expenses suffered, incurred or accrued by the Purchaser by reason or arising from the Partnership's breach of any representation or warranty contained in the Purchase and Sale Agreement. The Partnership's primary exposure will relate to the representations and warranties made about the Roseville System. The Purchaser is required to give notice of any claim and to give the Partnership the opportunity to cure any problem. No claim may be brought unless and until the aggregate amount of all claims is at least $10,000. The Purchaser will have the right to make claims against the indemnity escrow account and the escrow agent must then notify the Partnership of such claims. If the Partnership objects to the payment of any claims by the escrow agent, and if the Purchaser and the Partnership are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration in San Francisco, California before a single arbitrator in accordance with the rules of the American Arbitration Association. The escrow agent will be a commercial bank located in San Francisco, California mutually chosen by the Managing General Partner and the Purchaser prior to closing. Any amounts remaining from this indemnity escrow account at the end of the one year period and not claimed by the Purchaser will be distributed to limited partners of the Partnership at that time. If the entire $1,550,000 escrow amount ultimately is distributed to limited partners, of which there can be no assurance, limited partners would receive $9 for each $250 limited partnership interest, or $36 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed in 1998. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1998.

CONDITIONS TO CLOSING

  The obligations of the Partnership and the Purchaser are conditioned upon the approval by the City of Roseville and the County of Placer to the transfer to the Purchaser of the respective cable television franchises granted by such governmental entities to the Partnership. The County of Placer and the City of Roseville have granted their consents to the transfer of the Partnership's franchises to the Purchaser. In addition, the obligations of the Partnership and the Purchaser to consummate the transaction are conditioned upon the expiration or termination of the waiting period specified in the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino") and the rules and regulations thereunder. In response to their Hart-Scott-Rodino filings, the Partnership and the Purchaser received a second request for information about the proposed sale of the Roseville System from the United States Department of Justice. The Partnership and the Purchaser will have to satisfy certain concerns of the Department of Justice about the potential anti-competitive effects of the transaction before the Partnership will be permitted to close the sale of the Roseville System to the Purchaser. The Partnership cannot predict if or when the concerns of the Department of Justice will be satisfied. In addition, because the Purchaser is affiliated with the company that provides telephone services in the geographical area in which the Roseville System provides cable television services, a waiver from the Federal Communications Commission (the "FCC") of Section 652 of the Telecommunications Act of 1996, which prohibits the acquisition by a telephone company and its affiliates of cable systems in the telephone company's service area, is necessary to permit the Purchaser to consummate the purchase of the Roseville System. The Purchaser is actively seeking this waiver from the FCC.

  In addition, the Purchaser's obligations under the Purchase and Sale Agreement are subject to the following additional conditions: (a) the Partnership shall have performed and complied in all respects with all covenants, conditions and obligations required by the Purchase and Sale Agreement to be performed or complied with by the Partnership on or before the closing date; (b) all representations and warranties of the Partnership, including without limitation those made to the knowledge of the Partnership, contained in the Purchase and Sale Agreement, the exhibits to the Purchase and Sale Agreement or in any other document, instrument or certificate that is to be delivered by the Partnership to the Purchaser under the Purchase and Sale Agreement shall be true, correct and complete in all material respects at and as of the closing date; (c) the cable television franchises necessary to own and operate the Roseville System shall be assigned to the Purchaser and, except to the extent waived by the Purchaser, shall contain terms no more burdensome or less favorable than those afforded the Partnership under the franchises as in force and effect as of the date of the Purchase and Sale Agreement; (d) there shall not have occurred any material adverse change in the Roseville System or its financial condition, taken as a whole, other than change arising out of matters of a general economic nature or matters affecting the cable industry generally, and the Partnership shall not have sustained any loss or damage to the assets of the Roseville System, whether or not insured, that materially affects its ability to conduct the business of the Roseville System; (e) the consents and approvals necessary for the Partnership to transfer to the Purchaser all material contracts of the Roseville System shall have been obtained; (f) no action or proceeding shall be completed or pending against the Partnership or the Purchaser that has or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the sale of the Roseville System and there shall be in effect no order restraining or prohibiting the consummation of the sale of the Roseville System.

  The Partnership's obligations under the Purchase and Sale Agreement are subject to the following additional conditions: (a) the Purchaser shall have performed and complied in all respects with all covenants, conditions and obligations required by the Purchase and Sale Agreement to be performed or complied with by the Purchaser on or before the closing date; (b) all representations and warranties made by the Purchaser, including without limitation those made to the knowledge of the Purchaser, contained in the Purchase and Sale Agreement, the exhibits to the Purchase and Sale Agreement or in any other document, instrument or certificate that shall be delivered by the Purchaser to the Partnership under the Purchase and Sale Agreement shall be true, correct and complete in all material respects at and as of the closing date; (c) the consents and approvals necessary for the Partnership to transfer the Roseville System to the Purchaser shall have been received in form and substance reasonably satisfactory to the Partnership and its counsel;
(d) no action or proceeding shall be completed or pending against the Partnership or the Purchaser that has or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the sale of the Roseville System and there shall be in effect no order restraining or prohibiting the consummation of the sale of the Roseville System.

  In addition, if the adjustment to the purchase price based on the Subscriber Threshold and/or the Revenues Threshold described above shall result in a purchase price of less than $29,450,000, the Partnership will have the right, but not the obligation, to consummate the sale of the Roseville System to the Purchaser.

BROKERAGE FEE

  As permitted by Section 2.2(n)(i) of the Partnership Agreement, which provides for the payment by the Partnership of brokerage fees to The Jones Group, Ltd. and IDS Management Corporation, affiliates of the General Partners, in an amount not to exceed a total of 2.5 percent of the sales price of a cable television system sold by the Partnership to an unaffiliated party, the Partnership will pay The Jones Group, Ltd. and IDS Management Corporation aggregate fees of $772,500 upon the completion of the sale of the Roseville System to the Purchaser as compensation to such firms for acting as the Partnership's brokers and financial advisors in connection with the sale of the Roseville System to the Purchaser. The $772,500 in fees represents 2.5 percent of the $30,900,000 sales price and will be shared equally by such firms.

REASONS FOR THE SALE

  The decision to proceed with the sale of the Roseville System at this time was based upon the General Partners' determination that the Partnership has achieved its investment objectives with respect to the Roseville

System. The Roseville System has appreciated in value during the holding period. Following the sale of the Partnership's Carmel System, the General Partners, through The Jones Group, Ltd., an affiliate of the Managing General Partner, marketed the Roseville System for sale. The Jones Group, Ltd. received offers for the Roseville System from the Purchaser and from two other unaffiliated cable television system operators. Each of the original bids were rejected as too low and new offers were solicited. Because the Purchaser submitted a higher bid in the second round of bidding and offered to include a purchase price upward adjustment in the purchase agreement, a feature not offered by the other bidders, the Purchaser's offer was accepted and a definitive agreement was negotiated at arm's length between the Managing General Partner, representing the Partnership, and the Purchaser over a period of several months and the definitive agreement was executed on October 14, 1996.

  The Partnership has a finite legal existence of 17 years, almost 10 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partners the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Roseville System was acquired because, in the opinion of the General Partners at the time of the Roseville System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partners' opinion that during the almost ten years that the Roseville System has been held by the Partnership, the Partnership's investment objectives with respect to the Roseville System have been achieved. The General Partners used no specific benchmarks or measurement tools in determining that the Partnership's investment objectives have been achieved. The General Partners conducted a very subjective evaluation of a variety of factors including the length of the holding period, the prospects for future growth as compared to the potential risks, the cash on cash return to investors, the after-tax internal rate of return to limited partners and the amount of gain to be recognized on the sale of assets.

  The General Partners generally considered the benefits to the limited partners that might be derived by holding the Roseville System for an additional period of time. The General Partners assumed that the Roseville System probably would continue to appreciate in value and that as a result the Roseville System might be able to be sold for a greater sales price in the future. The General Partners weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the Roseville System to decline in value, which would result in a lesser sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the Roseville System's basic and premium services, thereby decreasing the value of the Roseville System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Roseville System. Weighing all of these factors, the General Partners concluded that now rather than later was the time to sell the Roseville System.

RECOMMENDATION OF THE GENERAL PARTNERS AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partners believe that the proposed sale of the Roseville System and the distribution of the net proceeds therefrom are fair to all unaffiliated limited partners of the Partnership, and it recommends that the limited partners approve the transaction. In determining the fairness of the proposed transaction, the General Partners considered each of the following factors, all of which had a positive effect on their fairness determination:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Roseville System will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Roseville System;

    (ii) The purchase price represents the fair market value of the Roseville System because the purchase price was determined in an arm's length negotiation between the Managing General Partner, representing the Partnership, and the Purchaser, an unaffiliated corporation;

   (iii) The Partnership has held for the Roseville System for almost ten years, a holding period beyond that originally anticipated;

    (iv) The conditions and prospects of the cable television industry in which the Partnership is engaged, including the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to operate the Roseville System; and

     (v) The terms and conditions of the Purchase and Sale Agreement by and between the Partnership and the Purchaser, including the fact that the purchase price will be paid in cash and the fact that the Purchaser's obligation to close is not contingent upon its ability to obtain financing.

  The General Partners reviewed the terms of the Purchase and Sale Agreement and the sales price and, based on their general knowledge of cable television system transactions undertaken by cable television companies, concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Roseville System, the proceeds of the sale will be used to repay all indebtedness of the Partnership and brokerage fees, and then the Partnership will distribute the remaining net sale proceeds to the limited partners pursuant to the terms of the Partnership Agreement. Because $1,550,000 of the sale proceeds will remain in escrow for one year following the closing date, this portion of the net sale proceeds will not be distributed to limited partners until 1998, if at all. Because limited partners will not receive distributions in an amount equal to 125 percent of the capital initially contributed to the Partnership by the limited partners, the General Partners will not receive any of the net proceeds from the Roseville System's sale. Affiliates of the General Partners, however, will receive brokerage fees totalling $772,500 from the proceeds of the sale of the Roseville System. Based upon the pro forma financial information as of March 31, 1997, as a result of this distribution, the limited partners of the Partnership, as a group, will receive approximately $19,116,054. The limited partners will be subject to federal income tax on the income resulting from the sale of the Roseville System. See the detailed information below under the caption "Federal Income Tax Consequences."

  After the sale of the Roseville System and the distribution of the net proceeds therefrom, including the indemnity escrow amount, the Partnership will be liquidated and dissolved, most likely in 1998. Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Roseville System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal. It is anticipated that if the proposed transaction is not consummated, the Managing General Partner's current management team will continue to manage the Roseville System on behalf of the Partnership until such time as the Roseville System can be sold.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its partners arising from the sale of the Roseville System. The tax information included herein was prepared by the tax department of the Managing General Partner. The tax information is taken from tax data compiled by the Managing General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

  By the expected date of the Roseville System's sale, the limited partners will have been allocated ordinary taxable losses of approximately $33,924,758 ($827 per $1,000 invested). Application of the passive activity loss rules has limited these deductible losses in prior years and created passive loss carryovers to the year of sale. A portion of these passive losses were utilized to totally offset the gain from sale of the Partnership's Carmel, Indiana cable system in 1996. The gain on sale of the Roseville System incorporates the estimated remaining passive loss carryforwards of $6,766,740 ($165 per $1,000 invested) that are presumed deductible in the year of sale.

  The sale of the Roseville System will result in a gain for federal income tax purposes. The amount of this gain allocated to limited partners is approximately $15,970,592 ($389 per $1,000 invested). The Managing General Partner estimates that all of this gain will be treated as ordinary income. This ordinary income characterization results from the recapture of depreciation on personal property under Section 1245. The Managing General Partner does not estimate any of the gain will be treated as long term capital gain under Section 1231.

  Assuming the 31 percent rate applies to ordinary income and a 28 percent rate applies to long term capital gain, as a result of the sale of the Roseville System, a limited partner will be subject to federal income taxes of $121 per $1,000 invested in the Partnership. The taxable income will be recognized in the year of the closing of the sale, which is expected to be 1997. Because $1,550,000 of the sale proceeds will remain in escrow (as security for the Partnership's agreement to indemnify the Purchaser under the Purchase and Sale Agreement) for a period of one year from the closing date, the Partnership will continue in existence at least until any amounts remaining from this indemnity escrow account at the end of the one year period have been distributed. Limited partners thus will receive, in March 1999, a 1998 Schedule K-1.

  The distribution of the proceeds from the sale of the Roseville System that will remain in the indemnity escrow account until 1998 will cause the liquidation of the Partnership, which will result in an additional tax deduction for the limited partners. The final capital account balance reported on the 1998 Schedule K-1 of each limited partner will reflect a positive ending capital account balance that is projected to equal $116 per $1,000 invested. This amount represents partnership syndication costs that may be deducted on the limited partners' tax return as a long term capital loss under
Section 731. The deduction of long term capital losses may be limited depending on each partners' specific income tax situation.

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Roseville System. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

  The state of California requires that state tax withholding occur on California source income of non-resident partners of the Partnership. The amount of tax withheld is calculated on the current year allocable income without benefit of net operating loss carryforwards. Withholding is not required on tax exempt limited partners. The rate of withholding is 7 percent on all domestic non-resident partner distributions and 9.3 percent on foreign non-resident partner distributions. The withholding process will require affected partners to file non-resident income tax returns in California. Blank forms and instructions will be provided in your annual tax packet by the Managing General Partner to assist in this reporting requirement.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                   PARTNERS AND THE PURCHASER OF THE SYSTEM

  The principal executive offices of the Partnership and the Managing General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of the Supervising General Partners are located at IDS Tower 10, 733 Marquette Avenue, Minneapolis, Minnesota 55402, and its telephone number is (612) 671-2927. The principal executive offices of the Purchaser are located at 211 Lincoln Street, Roseville, California 95678.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. After the net proceeds from the sale of the Roseville System, including the indemnity escrow amount, finally are distributed to the Partnership's limited partners, the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership.

               USE OF PROCEEDS FROM THE ROSEVILLE SYSTEM'S SALE

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Roseville System. All of the following selected financial information is based upon amounts as of March 31, 1997 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Roseville System and the transaction is closed, the Partnership will pay all of its indebtedness, and then the Partnership will distribute the net sale proceeds pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Roseville System..................... $30,900,000
   Add:Cash on Hand.................................................     439,586
   Less:Estimated Net Closing Adjustments...........................     (16,349)
      Repayment of Debt.............................................  (9,884,683)
      Brokerage Fees................................................    (772,500)
      Portion of Sale Proceeds Held in Escrow.......................  (1,550,000)
                                                                     -----------
        Cash Available for Distribution by the Partnership.......... $19,116,054
                                                                     ===========

  Taking into account the distributions to be made on the sale of the Roseville System, the estimated after-tax internal rate of return on an investment in the Partnership is approximately 1.31 percent.

  Based on financial information available at March 31, 1997, the following table presents the estimated results of the Partnership when it has completed the sale of the Roseville System:

   Dollar Amount Raised............................................  $41,044,500
   Number of Cable Television Systems Purchased....................          Two
   Date of Closing of Offering..................................... January 1989

   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations............................................. $ (827)
       --from recapture.............................................. $1,182
       Capital Gain (Loss)........................................... $ (116)
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income........................................... $  203
       --return of capital........................................... $1,000
       Source (on cash basis)
       --sales....................................................... $1,203

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                    OF IDS/JONES GROWTH PARTNERS 87-A, LTD.

  The following unaudited pro forma balance sheet assumes that as of March 31, 1997, the Partnership had sold the Roseville System for $30,900,000. The funds available to the Partnership, adjusting for the estimated net closing adjustments of the Roseville System, are expected to total approximately $30,883,651. Such funds will be used to repay all indebtedness of the Partnership and brokerage fees, and the balance will be distributed pursuant to the terms of the Partnership Agreement. Because the limited partners will not receive distributions totaling 125 percent of the amount initially contributed to the Partnership by the limited partners, the General Partners will not receive any of the net sale proceeds. Affiliates of the General Partners, however, will receive brokerage fees totalling $772,500 from the proceeds of the sale of the Roseville System.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF MARCH 31, 1997 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                      IDS/JONES GROWTH PARTNERS 87-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1997

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
ASSETS
Cash and Cash Equivalents............... $   439,586  $ 20,226,468  $20,666,054
Trade Receivables, net..................     295,572      (295,572)         --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net....   9,252,314    (9,252,314)         --
  Franchise costs and other intangibles,
   net..................................   2,624,718    (2,624,718)         --
                                         -----------  ------------  -----------
    Total investment in cable television
     properties.........................  11,877,032   (11,877,032)         --
Deposits, Prepaid Expenses and Deferred
 Charges................................     158,678      (158,678)         --
                                         -----------  ------------  -----------
Total Assets............................ $12,770,868  $  7,895,186  $20,666,054
                                         ===========  ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt.................................. $ 9,850,000  $ (9,850,000) $       --
  Advances from Managing General
   Partner..............................      34,683       (34,683)         --
  Trade accounts payable and accrued
   liabilities..........................     447,369     (447,369)          --
  Subscriber prepayments................      23,230      (23,230)          --
  Accrued distribution to limited
   partners.............................         --     19,116,054   19,116,054
                                         -----------  ------------  -----------
    Total Liabilities...................  10,355,282     8,760,772   19,116,054
                                         -----------  ------------  -----------
Partners' Capital:
  Managing General Partner..............      (1,905)        1,905          --
  Supervising General Partner...........      (1,905)        1,905          --
  Limited Partners......................   2,419,396      (869,396)   1,550,000
                                         -----------  ------------  -----------
    Total Partners' Capital.............   2,415,586      (865,586)   1,550,000
                                         -----------  ------------  -----------
  Total Liabilities and Partners'
   Capital.............................. $12,770,868  $  7,895,186  $20,666,054
                                         ===========  ============  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                      IDS/JONES GROWTH PARTNERS 87-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                         PRO FORMA    PRO FORMA
                                           AS REPORTED  ADJUSTMENTS    BALANCE
                                           -----------  ------------  ---------
REVENUES.................................. $ 8,571,921  $( 8,571,921)   $--
COSTS AND EXPENSES:
  Operating expenses......................   5,273,095    (5,273,095)    --
  Management fees and allocated overhead
   from the Managing General Partner......   1,060,130    (1,060,130)    --
  Depreciation and Amortization...........   1,786,583    (1,786,583)    --
                                           -----------  ------------    ----
OPERATING INCOME..........................     452,113      (452,113)    --
                                           -----------  ------------    ----
OTHER INCOME (EXPENSE):
  Interest expense........................    (749,270)      749,270     --
  Gain on sale of cable television system.  21,096,325   (21,096,325)    --
  Other, net..............................     (38,394)       38,394     --
                                           -----------  ------------    ----
    Total other income (expense), net.....  20,308,661   (20,308,661)    --
                                           -----------  ------------    ----
NET INCOME (LOSS)......................... $20,760,774  $(20,760,774)   $--
                                           ===========  ============    ====
NET INCOME (LOSS) PER LIMITED PARTNERSHIP
 INTEREST................................. $    124.98  $    (124.98)   $--
                                           ===========  ============    ====




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                      IDS/JONES GROWTH PARTNERS 87-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                                           PRO FORMA   PRO FORMA
                                             AS REPORTED  ADJUSTMENTS   BALANCE
                                             -----------  -----------  ---------
REVENUES.................................... $1,852,179   $(1,852,179)   $--
COSTS AND EXPENSES:
  Operating expenses........................  1,165,244    (1,165,244)    --
  Management fees and allocated overhead
   from the Managing General Partner........    245,155      (245,155)    --
  Depreciation and amortization.............    319,977      (319,977)    --
                                             ----------   -----------    ----
OPERATING INCOME............................    121,803      (121,803)    --
                                             ----------   -----------    ----
OTHER INCOME (EXPENSE):
  Interest expense..........................   (165,912)      165,912     --
  Other, net................................     (1,306)        1,306     --
                                             ----------   -----------    ----
    Total other income (expense), net.......   (167,218)      167,218     --
                                             ----------   -----------    ----
NET INCOME (LOSS)........................... $  (45,415)  $    45,415    $--
                                             ==========   ===========    ====
NET INCOME (LOSS) PER LIMITED PARTNERSHIP
 INTEREST................................... $     (.27)  $       .27    $--
                                             ==========   ===========    ====




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                     IDS/JONES GROWTH PARTNERS 87-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Roseville System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet assumes that the Partnership had sold the Roseville System for $30,900,000 as of March 31, 1997. The unaudited statements of operations assume that the Partnership had sold the Roseville System for $30,900,000 as of January 1, 1996.

  3) The estimated gain recognized from the sale of the Roseville System and corresponding estimated distribution to limited partners as of March 31, 1997 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $ 30,900,000
Less: Net book value of investment in cable television properties
      at March 31, 1997..........................................   (11,877,032)
                                                                   ------------
Gain on sale of assets...........................................  $ 19,022,968
                                                                   ============

DISTRIBUTION TO PARTNERS:
Contract sales price.............................................  $ 30,900,000
Working Capital Adjustment:
Add:Trade receivables, net.......................................       295,572
Prepaid expenses.................................................       158,678
Less:Accrued liabilities.........................................      (447,369)
Subscriber prepayments...........................................       (23,230)
                                                                   ------------

Adjusted cash received...........................................    30,883,651
Less:Outstanding debt to third parties...........................    (9,850,000)
      Outstanding advances from the Managing General Partner.....       (34,683)
Brokerage fee to The Jones Group, Ltd............................      (386,250)
   Brokerage fee to IDS Management Corporation...................      (386,250)
Add:Cash on hand.................................................       439,586
                                                                   ------------

Cash available from sale proceeds................................  $ 20,666,054
                                                                   ------------
Portion of sale proceeds to be held in escrow....................    (1,550,000)
                                                                   ------------
Cash available for distribution in 1997..........................  $ 19,116,054
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 are incorporated by reference in their entirety in this proxy statement.

-------------------------------------------------------------------------------

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE MANAGING GENERAL
                                    PARTNER

  The undersigned Limited Partner of IDS/Jones Growth Partners 87-A, Ltd., a Colorado limited partnership, hereby votes on the sale of IDS/Jones Growth Partners 87-A, Ltd.'s Roseville, California cable television system pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of October 14, 1996, as amended, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
                           (continued on other side)

-------------------------------------------------------------------------------

------------------------------------------------------------------------------


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

                                             DATED: _____________________, 1997

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          [LOGO OF JONES INTERCABLE]


                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE MANAGING GENERAL
                                    PARTNER

  The undersigned Limited Partner of IDS/Jones Growth Partners 87-A, Ltd., a Colorado limited partnership, hereby votes on the sale of IDS/Jones Growth Partners 87-A, Ltd.'s Roseville, California cable television system pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of October 14, 1996, as amended, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
                           (continued on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all owners should sign.
                                             When signing as attorney, as ex-
                                             ecutor, administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: _____________________, 1997

                                             __________________________________
                                             Signature
                                             __________________________________
                                             Signature
                                             __________________________________
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

--------------------------------------------------------------------------------